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                                                        EXHIBIT 4
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                NOTE PURCHASE AND LOAN AGREEMENT

          This Note Purchase and Loan Agreement ("Agreement"), dated May 4, 1994, is by and among ANACOMP, INC., an Indiana corporation ("Buyer" and "Borrower"), CARLISLE COMPANIES INCORPORATED, a Delaware corporation ("Carlisle"), CARLISLE MEMORY PRODUCTS GROUP INCORPORATED, a Delaware corporation ("CMPG"), and IMG MANUFACTURING, INC. (f/k/a Graham Magnetics, Inc.), a Delaware corporation ("Old Graham") (Carlisle, CMPG and Old Graham are referred to together as "Seller" and "Lender").


                            RECITALS

          A. Seller is the holder of an unsecured 10% subordinated term note, dated June 30, 1992, in the principal amount of $5,525,270 (the "Graham Note") of Graham Asset Corp., a Delaware corporation now known as Graham Magnetics, Inc. ("Graham Magnetics"). Seller wishes to sell the Graham Note and Buyer wishes to purchase the Graham Note upon the terms and subject to the conditions of this Agreement.

          B.   As payment  of the  purchase price  of the  Graham
Note, Buyer will execute and deliver to Seller its promissory note evidencing Buyer's obligations under a loan made by Seller to Buyer in the amount of the purchase price of the Graham Note (the "Term Loan").


                            AGREEMENT

          In consideration of the mutual promises and covenants made by each party to the other, the parties agree as follows:

          1.   Sale and Purchase of the Graham Note.

          1.1  Sale and Purchase.  At the closing provided for in
Section 2 (the "Closing") and upon the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, the Graham Note. The aggregate purchase price (the "Purchase Price") for the Graham Note shall be Five Million Five Hundred Twenty Five Thousand Two Hundred and Seventy Dollars ($5,525,270).

          1.2 Payment of Purchase Price. The Purchase Price shall be paid on the Closing Date by Buyer executing and delivering its promissory note to the order of Seller evidencing Buyer's obligations under the Term Loan in the principal amount of $5,525,270, which promissory note shall be (i) dated the Closing Date; (ii) subject to prepayment, in whole or in part, as provided in Section 4 of this Agreement; (iii) in the form attached hereto as Exhibit A; and (iv) otherwise subject to the terms and conditions of this Agreement (the "Anacomp Note").

          1.3 Reservation of Anacomp Shares and Adjustments. From and after the Closing Date, Buyer shall reserve, set aside and keep available out of its authorized common stock for the benefit of Seller a total of 2,149,911 shares of Buyer's common stock solely for issuance to Seller upon Seller's election to have all or any portion of the Anacomp Note prepaid pursuant to
Section 4 of this Agreement (the "Anacomp Shares"). Buyer shall make appropriate adjustments in the number of Anacomp Shares issuable to Seller under this Agreement in order to give effect to changes made in the number of outstanding shares of Buyer's common stock as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar change.

          1.4 Registration of Anacomp Shares. As soon as reasonably possible after the Closing, Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement for the resale of all Anacomp Shares that might be issued to Seller upon Seller's election to have all or any portion of the Anacomp Note prepaid pursuant to Sections 4.2 and 4.3 of this Agreement. Buyer shall use its reasonable best efforts to cause such registration statement to become effective on or as soon as possible after the Closing Date (the "Effective Date") and to remain effective for a period of five years following the Effective Date or one year following the last possible issuance of Anacomp Shares pursuant to Section 4 of this Agreement, whichever shall first occur. Buyer shall also use its reasonable best efforts to list the Anacomp Shares for trading on the New York Stock Exchange as soon as possible after the Closing Date. Buyer shall pay all costs (including without limitation all legal, accounting and printing fees) arising from such registration. It is understood and agreed that Seller shall have no right to require registration of the shares of Buyer's common stock except as provided in this Section 1.4.

          2. Closing; Closing Date. The Closing of the sale and purchase of the Graham Note contemplated hereby shall occur at the offices of Cadwalader, Wickersham & Taft in New York, New York at 10:00 a.m. local time on May 2, 1994 (the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date.

          2.1 Delivery by Seller. At the Closing, Seller shall deliver to Buyer the original executed copy of the Graham Note, together with any such other documents as may be necessary to effect the transfer of the Graham Note. Seller's delivery of the Graham Note to Buyer shall be without recourse and without any representation or warranty of any kind or description whatsoever including, without limitation: (a) any representation or warranty with respect to the validity, enforceability, genuineness, collectibility or value of the Graham Note or obligations described in the Graham Note; and (b) any warranty of transfer or presentment including, without limitation, any warranty pursuant to Uniform Commercial Code Sections 3-417 and 8-306, or any other applicable provisions of law.

          2.2 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller (i) the Anacomp Note fully and properly executed by an authorized representative of Buyer; and (ii) the legal opinion of Cadwalader, Wickersham & Taft, counsel to Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit B.

          3.   The Term Loan.

          3.1 Purpose of the Term Loan. Lender agrees to make the Term Loan to Borrower for the sole purpose of applying and crediting the loan as payment against the Purchase Price due by Buyer to Seller under the terms of this Agreement.

          3.2 Interest. The Term Loan shall bear and accrue interest from April 15, 1994 at a fixed per annum rate of ten percent (10%). Interest on the Term Loan shall be payable in arrears by Borrower to Carlisle on behalf of Lender on each January 15, April 15, July 15 and October 15 commencing on July 15, 1994 and continuing thereafter until the entire amount of the Term Loan is paid by Borrower in full.

          3.3  Principal Payments.   Borrower  shall make sixteen
(16) equal quarterly payments of principal of $345,329.38, payable to Carlisle on behalf of Lender on each January 15, April 15, July 15 and October 15 commencing on July 15, 1994 until the entire principal amount of the Term Loan is paid in full.

          4.   Prepayments; Terms of Payment.

          4.1 Optional Prepayment. Borrower, at its option and sole discretion, may at any time and from time to time prepay any amount of the Term Loan, in whole or in part, without premium or penalty provided that each such prepayment shall be in an amount of at least Fifty Thousand Dollars ($50,000).

          4.2 Mandatory Prepayment. Lender, at its option and sole discretion, may at any time and from time to time, upon notice to Borrower as provided in Section 4.5 (the "Mandatory Prepayment Notice"), elect to require Borrower to prepay any amount of the Term Loan without premium or penalty in whole or in part in accordance with the terms of this Section 4.

          4.3 Form of Prepayment. In the event Lender delivers to Borrower a Mandatory Prepayment Notice, Borrower shall prepay the amount of outstanding principal under the Term Loan as designated in the Mandatory Prepayment Notice by issuing and delivering to Lender within five business days after receipt of the Mandatory Prepayment Notice the number of Anacomp Shares equal to the outstanding principal amount under the Term Loan so designated in the Mandatory Prepayment Notice divided by $3.57, subject to recalculation as set forth in Section 4.4 below. Borrower shall issue the Anacomp Shares to Lender by delivering or causing to be delivered to Carlisle on behalf of Lender or to Carlisle's designee, a stock certificate issued in the name of Carlisle or by transferring the Anacomp Shares in such other customary and reasonable manner as may be designated by Carlisle. If the Anacomp Shares to be delivered pursuant to this Section
4.3 would include a fractional share, then Borrower shall, in lieu of such fractional share, pay to Lender an amount in cash equal to the value of such fractional share. Borrower shall pay the amount of unpaid interest accrued on the outstanding principal under the Term Loan designated in the Mandatory Prepayment Notice in cash or, at the option of Borrower, in registered Anacomp Shares issued to Carlisle or its designee on behalf of Lender in the manner specified in this Section 4.3 to Carlisle on behalf of Lender.

          4.4 Recalculation to Number of Anacomp Shares. Notwithstanding anything to the contrary in this Agreement, in the event the closing sales price of the Anacomp Shares on the Effective Date is less than $3.57, the devisor set forth in
Section 4.3 above ($3.57) shall be recalculated to equal the greater of (A) the closing sales price of the Anacomp Shares on the Effective Date; or (B) in the event that the Effective Date occurs (1) on or within thirty days following the Closing Date $3.07, (2) more than thirty days but less than sixty days following the Closing Date, $2.82 or (3) more than sixty days following the Closing Date, $2.57.

          4.5 Mandatory Prepayment Notice. Lender shall deliver each Mandatory Prepayment Notice to Borrower in the manner described in Section 9.8 not less than five business days nor more than sixty days prior to the date fixed for mandatory prepayment, specifying the date fixed for prepayment, the principal amount of the Term Loan to be prepaid, the accrued interest applicable to such prepayment and the number of Anacomp Shares issuable on account of the prepayment.

          4.6 Additional Mandatory Prepayment. In addition to any mandatory prepayment elected by Lender in Section 4.2 above, in the event Borrower refinances in any form or manner its 15% Senior Subordinated Notes, as described in Borrower's Form 10-K for its fiscal year ended September 30, 1993, upon the closing of such refinancing (or first closing in any series of closings), the entire principal balance of and accrued and unpaid interest on the Term Loan due under the Anacomp Note shall become immediately due and payable in cash to Lender.

          4.7 Adjustments to Scheduled Installments. All prepayments of the Term Loan pursuant to this Section 4 shall include all interest accrued to the date of prepayment and shall be credited against the remaining scheduled installments of principal due on the Term Loan in inverse chronological order of maturity. Upon receipt by Carlisle or its designee of any Anacomp Shares pursuant to Section 4.3, the outstanding principal balance of the Anacomp Note (and, to the extent Borrower issues Anacomp Shares in payment of accrued interest, such amount of accrued interest) shall be satisfied in an amount equal to the number of Anacomp Shares received multiplied by the devisor set forth in Section 4.3, as may have been recalculated pursuant to
Section 4.4.

          4.8  Terms of  Payment.  Except as provided in Sections
4.3 and 4.4, all payments of principal and interest in respect of the Term Loan shall be made in lawful money of the United States of America to the bank account of Carlisle on behalf of Lender (as designated in writing for such purpose by Carlisle). Whenever any payment on the Term Loan shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. For purposes hereof, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State New York, on which banks are open for substantially all their banking business in New York City.

          4.9 Status of Term Loan. Lender and Borrower acknowledge and agree that notwithstanding any other provision or construction of this Agreement to the contrary, the Term Loan represents general, unsecured indebtedness of Borrower and the issuance of the Anacomp Shares upon a mandatory prepayment of the Anacomp Note is solely a method of prepayment of general, unsecured indebtedness of Borrower.

          5. Representations and Warranties of the Seller. Each of the following representations and warranties of Seller to Buyer shall be deemed to be those of Seller and each of its subsidiaries and shall survive the Closing of the transactions contemplated by this Agreement.

          5.1  Due Incorporation  and Authority.    Seller  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2 Authority to Execute and Perform Agreement. Seller has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully Seller's obligations hereunder. This Agreement has been duly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof by Buyer) is a valid and binding obligation of Seller enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          5.3 No Breach. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of the Seller; (ii) require Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental body or any other person or (iii) violate any order of any governmental body against, or binding upon, Seller.
          5.4 Anacomp Shares; No Solicitation or Distribution. Seller acknowledges and understands that the Anacomp Shares that may be issued to the Seller pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to an effective registration statement, or pursuant to a duly available exemption from the registration requirements of the Act. Seller acknowledges that the Anacomp Shares were not offered or sold to it by any form of general solicitation or general advertising, and that in making any subsequent offering or sale of the Anacomp Shares, Seller will be acting only for itself and not as part of a sale or planned distribution that would be in violation of the Act. Seller hereby represents that it is its intention not to transfer, sell or otherwise dispose of any Anacomp Shares prior to the registration of such shares pursuant to Section 1.4 other than through a transaction that would not require registration of such Anacomp Shares under the Act.

          5.5 Knowledge and Experience. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluation of the merits and risks of the acquisition of the Anacomp Shares, and having had access to such information with respect to the Anacomp Shares as it considered necessary, has concluded that Seller is able to bear those risks. Seller hereby acknowledges receipt of the Buyer's 1993 Annual Report to Shareholders, including its Annual Report on Form 10-K for the year ended September 30, 1993, and any and all documents made publicly available since that date. Seller has had the opportunity to discuss any questions regarding the Anacomp Shares with appropriate officers of Buyer.

          5.6 Legended Certificates. Seller acknowledges that, until the Anacomp Shares are registered under the Act, a legend similar to the following will appear on the Anacomp Shares:
"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          5.7 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Seller in connection with this Agreement or the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Seller.

          6. Representations and Warranties of the Buyer. Each of the following representations and warranties of Buyer to Seller shall be deemed to be those of Buyer and each of its subsidiaries and shall survive the Closing of the transactions contemplated by this Agreement.

          6.1 Due Incorporation and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

          6.2 Authority to Execute and Perform Agreement. Buyer has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery hereof by Seller) is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          6.3 No Breach. The execution and delivery by Buyer of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of this Agreement in accordance with its terms will not (i) require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental body or any other person;
(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the
Certificate of Incorporation or By-laws of Buyer, or any obligation, contract or agreement to which Buyer is a party or by or to which Buyer or any of its properties is bound or subject; or (iii) result in the creation of any lien on any of the properties of Buyer.

          6.4  Anacomp Shares.    The Anacomp Shares, when issued
in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any liens or encumbrances.

          6.5 Solvency of Buyer. The Term Loan, when added to all the other debts and liabilities of Borrower are, and will be, less than the fair market value of the aggregate of all of its assets. Borrower will not be rendered insolvent (either inability to pay debts as they mature or that the sum of its aggregate debts are greater than all of its aggregate property at fair market valuation) by incurring the obligations and indebtedness as set forth in this Agreement pursuant to any definition of insolvency under any applicable law. The Borrower has received fair value consideration, fair equivalent value, and reasonable value in exchange for its obligations under this Agreement. Borrower is not presently engaged and is not contemplating engaging in any business for which the property remaining with it would constitute unreasonably small capital. Borrower does not intend or believe that it will incur debts beyond which it will have the ability to pay as they mature by reason of the execution and performance of its obligations under this Agreement.

          6.6 SEC Reports, Financial Statements and Anacomp Disclosure Documents. Buyer has filed with the SEC all reports, schedules, statements and other documents required to be filed by it since September 30, 1993 under the Securities Exchange Act of 1934 (the "Exchange Act") and the Act (as such documents have been amended since the time of their filing). Such documents, including, without limitation, any financial statements or schedules included therein, at the time filed (a) complied in all material respects with the applicable requirements of the Exchange Act and the Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.7 Absence of Undisclosed Liabilities and Obligations. As at September 30, 1993, Buyer did not have any direct or indirect material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto that were not fully and adequately reflected or reserved against on the audited consolidated balance sheet of the Buyer and its subsidiaries as of September 30, 1993 ("Buyer Undisclosed Liabilities"). Buyer has not, except in the ordinary course of business, incurred any Buyer Undisclosed Liabilities since September 30, 1993. Buyer has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any material Buyer Undisclosed Liabilities of Buyer or any successor to its business except in the ordinary course of business.

          6.8 Financial Statements. The consolidated balance sheets of Buyer as of September 30, 1993, September 30, 1992 and September 30, 1991 and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, certified by Arthur Andersen & Co., independent certified public accountants, which have been delivered to Carlisle on behalf of Seller are true, correct and complete in all material respects, fairly present the consolidated financial position of Buyer as at such dates and the consolidated results of operations of Buyer for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby.

          6.9 No Material Adverse Change. Since September 30, 1993, there has been no material adverse change in the properties, business, prospects, results of operations and financial condition of Buyer, and Buyer does not know of any such change which is threatened, nor has there been any damage, destruction or loss which to the best of buyer's knowledge, would have or has had a material adverse effect on the financial condition of the Buyer.

          6.10 Brokers. No broker has acted on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Buyer, or any action taken by Buyer.

          7.   Affirmative  Covenants.    Borrower  covenants  to
Lender that, from the date of this Agreement until all amounts owing hereunder and under the Anacomp Note have been paid in full, Borrower and each of its subsidiaries shall:

          7.1 Financial Statements. Furnish to Lender (i) annual financial statements, promptly and as soon as available, but in no event more than 120 days after the end of Borrower's fiscal year, such statements at the end of and for the entire fiscal year as reviewed and prepared by an independent certified public accounting firm which is of national recognition; such statement shall fairly present the results of Borrower's operation for the period covered and Borrower's financial condition as at the end of such period in accordance with generally accepted accounting principles applied on a consistent basis and be accompanied by the management letter prepared by such accounting firm; and (ii) quarterly financial statements, promptly and as soon as available but no more than 60 days after the end of each fiscal quarter (other than the fiscal quarter for which Borrower is obligated to provide annual financial statements) showing Borrower's financial condition and results of its operation for each such quarter.

          7.2 Further Assurances. Upon request of Lender, duly execute and deliver and cause to be executed and delivered to Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

          7.3 Notices. (i) Defaults. Promptly notify Lender in writing of the occurrence of any Event of Default (as defined in Section 8.1). If any person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which Borrower or any of its subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, Borrower shall forthwith give written notice thereof to Lender, describing the notice or action and the nature of the claimed default and promptly providing Lender with a copy of each and every notice so received.

          (ii) Certifications and Other Reports. Simultaneously with the delivery thereof to any other person pursuant to the terms of any indenture, loan or credit or similar agreement, Borrower shall furnish to Lender copies of any and all certifications, statements, or reports delivered to such person not otherwise required to be furnished pursuant to this Section 7.

          8.   Rights and Remedies on Default.

          8.1 Events of Default. Upon the occurrence of any of the following, an Event of Default shall have occurred and, at Lender's option by giving notice to Borrower in writing, Borrower's indebtedness under this Agreement and the Anacomp Note shall become immediately due and payable without notice, presentation or demand of any kind, all of which are hereby waived; provided that in the event of any Event of Default specified in Sections 8.1(v), (vi), (vii) or (viii), all such amounts shall become immediately due and payable automatically and without any requirement of notice from Lender:

          (i) Borrower fails to pay or prepay when due any principal or interest payments as provided in Sections 3 or 4 of this Agreement;

          (ii) Borrower fails in any material respect to perform any other term, covenant, condition, warranty or representation in this Agreement or in the Anacomp Note and such failure shall continue for thirty (30) days after Lender notifies Borrower in writing of such failure;

          (iii) Any representation or warranty made by Borrower in this Agreement or in any other instrument given in connection herewith or any officer of Borrower in any instrument given in connection herewith or with any other obligation of Borrower to Lender, shall prove to be false or erroneous when made and shall have a material adverse effect on Borrower or its ability to meet its obligations hereunder;

          (iv) Borrower or any of its subsidiaries shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money, of Borrower or any such subsidiaries, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (v)  Borrower  or   any  of  its  subsidiaries  becomes
insolvent or generally fails to pay, or admit in writing its inability to pay, debts when due;

          (vi) Borrower or any of its subsidiaries makes a general assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as a debtor) any proceeding under any other insolvency law;

          (vii) A case in bankruptcy or any proceeding under any other insolvency law is commenced against Borrower or any of its subsidiaries (as the debtor) and the case or proceeding is not dismissed within 60 days;

          (viii) A trustee, receiver or agent is appointed or authorized to take charge of substantially all of the property of Borrower or any of its subsidiaries for the purpose of enforcing a lien against such property or for the purpose of general administration of such property or for the benefit of creditors and such appointment or authorization is not stayed or rescinded within 60 days.

          8.2 Remedies and Expenses. Upon the occurrence of any Default or Event of Default, Lender shall have all of the rights, powers and remedies against Borrower as provided for at law or in equity. Borrower agrees to pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees) incurred by Lender in connection with the enforcement of or preservation of its rights under this Agreement or the Anacomp Note or the administration thereof after the occurrence of an Event of Default.

          9.   Miscellaneous.

          9.1 Waivers and Enforcement of Rights. To the extent permitted by law, Borrower hereby waives demand, notice of default, protests, presentment, notice of acceptance of this Agreement, notice of loans made, credit extended or other action taken in reliance thereon and all other demands and notices of any description except as otherwise expressly provided herein. The failure by Lender to exercise any right, remedy or option under this Agreement or delay by Lender in exercising the same will not operate as a waiver. No waiver by Lender will be effective unless it is confirmed in writing and then only to the extent specifically stated therein. All rights and remedies of Lender hereunder shall be cumulative and may be exercised singularly or concurrently.

          9.2 Entire Agreement. This Agreement and the exhibits attached constitute the entire agreement between the parties with respect to the subject matter hereof. None of the terms or provisions hereof may be waived, altered, modified or amended in respect of Borrower except by an agreement in writing signed by Lender and Borrower.

          9.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          9.4 Assignment. Lender may assign all or a portion of its interests, rights and obligations under this Agreement.
Borrower shall not assign or transfer any of its interests, rights or obligations under this Agreement or the Anacomp Note without the prior written consent of Lender.

          9.5  Governing Law.   This Agreement shall be deemed to
have been made, be governed by and construed under the laws of the State of New York.

          9.6  Headings.   The headings  preceding  each  of  the
above paragraphs  are for  convenience  only  and  shall  not  be
considered  in   the  construction   or  interpretation  of  this
Agreement.

          9.7  Counterparts.   This Agreement  may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.8 Manner of Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, follows:

          (i)  if to Buyer/Borrower, to:

               Anacomp, Inc.
               One Buckhead Plaza
               Suite 1700
               3060 Peachtree Road, N.W.
               Atlanta, GA  30305
               Attention:  Mr. Jack O'Donnell
                           Chief Financial Officer
               Facsimile:  (404) 262-3884

               with copies to:

               Anacomp, Inc.
               One Buckhead Plaza
               Suite 1700
               3060 Peachtree Road, N.W.
               Atlanta, GA  30305
               Attention:  George C. Gaskin, Esq.
               Facsimile: (404) 262-3884

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, NY  10038
               Attention:  Michael C. Ryan, Esq.
               Facsimile: (212) 504-6666

               (ii) if to Seller/Lender, to:

               Carlisle Companies Incorporated
               250 S. Clinton Street,
               Suite 201
               Syracuse, NY  13202-1258
               Attention: Executive Vice President and
                         Chief Financial Officer
               Facsimile: (315) 474-2008

          Any party  may by  notice given in accordance with this
Section 9.8 to the other parties designate another address or person for receipt of notices hereunder.

          The parties hereto have caused this Note Purchase and Loan Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.
                              ANACOMP, INC.


                              By:  ______________________________
                                   Jack R. O'Donnell
                                   Executive Vice President,
                                   Treasurer and Chief Financial
                                   Officer

                              CARLISLE COMPANIES INCORPORATED


                              By:  ______________________________
                                   Dennis J. Hall
                                   Executive Vice President,
                                   Treasurer and Chief Financial
                                   Officer

                              CARLISLE MEMORY PRODUCTS GROUP
                              INCORPORATED


                              By:  ______________________________
                                   Dennis J. Hall
                                   Vice President & Treasurer

                              IMG MANUFACTURING, INC.


                              By:  ______________________________
                                   Dennis J. Hall
                                   Vice President & Treasurer

    LIST OF EXHIBITS TO THE NOTE PURCHASE AND LOAN AGREEMENT

Exhibit A -    Term Note

Exhibit B -    Form of Opinion of Cadwalader, Wickersham & Taft